Exhibit 10.2

Vogenx, Inc. 2022 Equity Incentive Plan

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the Vogenx, Inc. 2022 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Vogenx, Inc., a Delaware corporation (the “Company”), to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock Award or a Restricted Stock Unit Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, unless the applicable Award Agreement provides otherwise:

With respect to any Employee or Consultant:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) failure to perform such duties as are reasonably requested by the Board; (ii) material violation of the Company’s or an Affiliate’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (iii) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (iv) use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company or an Affiliate; (v) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (vi) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the Director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a) The acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (D) the acquisition of securities pursuant to an offer made to the general public through a registration statement filed with the Securities and Exchange Commission; or

(b) The sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person other than an Affiliate.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Sections 3.4 and 3.5.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” means Vogenx, Inc, a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services, whether or not compensated for such services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its subsidiaries for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.9 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.10.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Fair Market Value” means, on a given date, (i) if there is a public market for the shares of Common Stock on such date, the closing price of the shares as reported on such date on the principal national securities exchange on which the shares are listed or, if no sales of shares have been reported on any national securities exchange, then the immediately preceding date on which sales of the shares have been so reported or quoted, and (ii) if there is no public market for the shares of Common Stock on such date, then the fair market value shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A and 422 of the Code.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; or (b) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” means this Vogenx, Inc. 2021 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Period” has the meaning set forth in Section 7.

“Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of the Plan.

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of the Plan.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more officers of the Company;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(l) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(n) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

3.2 Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Committee may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

3.3 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.4 Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.5 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Directors appointed to the Committee from time to time by the Board.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 11, a total of 1,757,431 shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 1,757,431 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.3 Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

4.4 If the Committee authorizes the assumption of awards pursuant to Section 3.2 or Section 12.1 hereof, the assumption will reduce the number of shares available for issuance under the Plan in the same manner as if the assumed awards had been granted under the Plan.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted to Employees only. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a Non-Qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-Qualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Non-Qualified Stock Option. The Option Exercise Price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Method of Exercise. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve: (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Non-Qualified Stock Option. A Non-Qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

6.12 Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable on the date on which an Optionholder engages in Detrimental Activity.

7. Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or an Award of hypothetical Common Stock Units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock. Restricted Awards may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

7.1 Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

7.2 Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. To the extent provided in an Award Agreement, the holder of Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as provided by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable to the Participant upon the release of restrictions on such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

7.3 Restrictions.

(a) Restrictions on Restricted Stock. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b) Restrictions on Restricted Stock Units. Restricted Stock Units awarded to a Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period and satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c) Committee Discretion to Remove Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock or Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the Grant Date, such action is appropriate.

7.4 Restricted Period. The Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Award at any time and for any reason. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

7.5 Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.3(a) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each outstanding Restricted Stock Unit and any dividend equivalent payments credited to the Participant’s account with respect to such Restricted Stock Units and the interest thereon, if any; provided, however, that if explicitly provided in the Award Agreement, the Committee may, in its sole discretion, elect to pay part cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock.

8. Securities Law Compliance.

8.1 Securities Registration. No Awards shall be granted under the Plan and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan unless and until the Company and/or the Participant have complied with all applicable federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

8.2 Representations; Legends. The Committee may, as a condition to the grant of any Award or the exercise of any Option under the Plan, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares of Common Stock acquired under the Plan shall bear a legend in such form as the Company deems appropriate.

9. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10. Miscellaneous.

10.1 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2 Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms (including any obligation to execute the Shareholders’ Agreement) and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and the maximum number of shares of Common Stock subject to Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code.

12. Effect of Change in Control.

12.1 In the event of a Change in Control, the Committee may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award;

(b) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Option Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor;

(c) provide for the issuance of substitute Awards or the assumption or replacement of such Awards; or

(d) provide written notice to Participants that for a period of at least ten days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

12.2 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13. Amendment of the Plan and Awards.

13.1 Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5 Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14. General Provisions.

14.1 Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, provide in an Award Agreement or otherwise that the Committee may cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Award, and must repay the gain to the Company and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws.

14.2 Shareholders’ Agreement. In connection with the grant, vesting and/or exercise of any Award under the Plan, the Committee may require a Participant to execute and become a party to the Shareholders’ Agreement as a condition of such grant, vesting and/or exercise. The Shareholders’ Agreement may contain restrictions on the transferability of shares of Common Stock acquired under the Plan (such as a right of first refusal or a prohibition on transfer) and such shares may be subject to call rights and drag-along rights of the Company and certain of its investors. The Company shall also have any repurchase rights set forth in the Shareholders’ Agreement or any Award Agreement.

14.3 Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.4 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.5 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.6 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.8 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.9 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.10 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.11 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.12 Expenses. The costs of administering the Plan shall be paid by the Company.

14.13 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.14 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.15 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15. Termination or Suspension of the Plan. The Plan shall terminate automatically on December 31, 2032. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Vogenx, Inc. on July 26, 2022.

As approved by the shareholders of Vogenx, Inc. on October 7, 2022.

Incentive Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of by and between Vogenx, Inc., a Delaware corporation (the “Company”) and [•] (the “Participant”).

Grant Date: [•]

Exercise Price per Share: [•]

Number of Option Shares: [•]

Expiration Date: [•]

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Vogenx, Inc. 2022 Equity Incentive Plan (the “Plan”). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portion thereof which exceeds such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services rendered and to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Vesting and Exercisability.

2.1 Vesting and Exercisability of Option. The Option will become vested with respect to (i) Option Shares immediately on , (ii) Option Shares , and (iii) Option Shares on , subject to the Participant’s Continuous Service through the applicable vesting date.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Exercisability of Options Following Termination of Continuous Service.

3.1 Forfeiture of Unvested Options. In the event of the Participant’s Termination of Continuous Service for any reason, any unvested Options shall immediately terminate and cease to be exercisable, unless otherwise approved by the Committee.

3.2 Exercisability of Vested Options Following Termination of Continuous Service.

(a) Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.3 Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.4 Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.5 Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date twelve (12) months following the Participant’s death or (b) the Expiration Date.

3.6 Extension of Termination Date. If, following the Participant’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Participant (or, in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a) the Participant’s election to exercise the Option;

(b) the number of Option Shares being purchased;

(c) any restrictions imposed on the Option Shares; and

(d) any representations, warranties, and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise, to the extent permitted by applicable statutes and regulations, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by reducing the number of shares otherwise deliverable upon exercise of such Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(c) by any combination of the foregoing methods; or

(d) in any other form of legal consideration that may be acceptable to the Committee.

4.3 Withholding. Prior to the issuance of Option Shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

5. Public Offering. The Participant agrees that in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Shares, the Company (or a representative of the underwriters) may require that the Participant not sell or otherwise transfer or dispose of any Option Shares during such period (not to exceed 180 days) following the effective date of the registration statement. The Participant further understands that the Company may impose stop-transfer instructions with respect to securities subject to these restrictions until the end of such period.

6. Transferability of Option Shares; Certificates.

6.1 Pre-Public Offering. Prior to an initial public offering (IPO), no Option Shares may be transferred or disposed of in any way by the Participant, except by will or the laws of descent and distribution, or pursuant to this Agreement.

6.2 Issuance of Option Shares. Subject to Section 6.3, provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Option Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Option Shares with the appropriate legends affixed thereto.

6.3 Issuance of Option Shares May Be Postponed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of Option Shares, whether subject to restrictions or unrestricted, may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of the Option Shares. The Company shall not be obligated to issue or deliver any Option Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or any regulation of any governmental authority or national securities exchange.

7. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Option Shares prior to the date of exercise of the Option.

8. Transferability of Option. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

9. Change in Control.

9.1 Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Option Shares. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control with respect to the Option Shares received.

9.2 Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

10. Adjustments. The Option Shares may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

11. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Option Shares; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

12. Compliance with Law. The exercise of the Option and the issuance and transfer of Option Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may become listed. No Option Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Option Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the following email address: steve@vogenx.com. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of North Carolina without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

21. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Vogenx, Inc.

By:
Name:
Title:

Name:

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he or she has read this Agreement and agrees to be bound by its terms to the extent that the Participant has executed such document.

Name:

Declaration of Unmarried Status

The Participant hereby declares that he or she is not married as of the date hereof.

Name:

Non-Qualified Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of by and between Vogenx, Inc., a Delaware corporation (the “Company”) and [•] (the “Director”).

Grant Date: [•]

Exercise Price per Share: [•]

Number of Option Shares: [•]

Expiration Date: [•]

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Director an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Vogenx, Inc. 2022 Equity Incentive Plan (the “Plan”). The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Director to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option will become vested and exercisable with respect to (i) 8,334 shares on January 26, 2023, (ii) 8,333 shares on January 26, 2024, and (iii) 8,333 shares on January 26, 2025, until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the Director’s termination of Continuous Service.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Exercisability of Options Following Termination of Continuous Service.

3.1 Forfeiture of Unvested Options. In the event of the Director’s Termination of Continuous Service for any reason, any unvested Options shall immediately terminate and cease to be exercisable, unless otherwise approved by the Committee.

3.2 Termination of Continuous Service for a Reason Other Than Retirement, Disability, Death or Removal from the Board for Cause. If the Director’s Continuous Service is terminated for any reason other than Retirement (as defined below), Disability, death or removal from the Board for Cause, the Director may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Director’s Continuous Service or (b) the Expiration Date.

3.3 Termination due to Disability. If the Director’s Continuous Service terminates as a result of the Director’s Disability, the Director may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Director’s termination of Continuous Service or (b) the Expiration Date.

3.4 Termination due to Death. If the Director’s Continuous Service terminates as a result of the Director’s death, or the Director dies within the period following termination of the Director’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Director’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Director’s death, but only within the time period ending on the earlier of (a) the date twelve (12) months following the Director’s death or (b) the Expiration Date.

3.5 Removal from the Board for Cause. If the Director is removed from the Board for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.6 Extension of Termination Date. If following the Director’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Director (or in the case of exercise after the Director’s death or incapacity, the Director’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a) the Director’s election to exercise the Option;

(b) the number of Option Shares being purchased;

(c) any restrictions imposed on the Option Shares; and

(d) any representations, warranties and agreements regarding the Director’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Director exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by reducing the number of shares otherwise deliverable upon exercise of such Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(c) by any combination of the foregoing methods; or

(d) in any other form of legal consideration that may be acceptable to the Committee.

4.3 Tax Withholding. The Director authorizes withholding and will make arrangements satisfactory to the Company to pay or reimburse the Company for any applicable federal, state and local withholding obligations of the Company. The Director understands that ownership of Option Shares will not be transferred to the Director until the total Exercise Price and all applicable withholding taxes have been paid.

4.4 Tax Consequences. The Director understands that there may be adverse federal or state tax consequences as a result of his purchase or disposition of the Option Shares. The Director also acknowledges that he has been advised to consult with a tax advisor in connection with the purchase or disposition of the Option Shares. The Director is not relying on the Company for tax advice.

5. Public Offering. The Director agrees that in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Shares, the Company (or a representative of the underwriters) may require that the Director not sell or otherwise transfer or dispose of any Option Shares during such period (not to exceed 180 days) following the effective date of the registration statement. The Director further understands that the Company may impose stop-transfer instructions with respect to securities subject to these restrictions until the end of such period.

6. Transferability of Option Shares; Certificates.

6.1 Pre-Public Offering. Prior to an initial public offering (IPO), no Option Shares may be transferred or disposed of in any way by the Director, except by will or the laws of descent and distribution, or pursuant to this Agreement.

6.2 Issuance of Option Shares. Subject to Section 6.3, provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Option Shares registered in the name of the Director, the Director’s authorized assignee, or the Director’s legal representative, and shall deliver certificates representing the Option Shares with the appropriate legends affixed thereto.

6.3 Issuance of Option Shares May Be Postponed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of Option Shares, whether subject to restrictions or unrestricted, may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of the Option Shares. The Company shall not be obligated to issue or deliver any Option Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or any regulation of any governmental authority or national securities exchange.

7. No Right to Continued Service on the Board; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director’s Continuous Service at any time. The Director shall not have any rights as a shareholder with respect to any Option Shares subject to the Option prior to the date of exercise of the Option.

8. Transferability of Option. The Option is not transferable by the Director other than to a designated beneficiary upon the Director’s death or by will or the laws of descent and distribution, and is exercisable during the Director’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

9. Change in Control.

9.1 Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Option Shares. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Director the ability to participate in the Change in Control with respect to the Option Shares received.

9.2 Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Director, cancel the Option and pay to the Director the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

10. Adjustments. The Option Shares may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

11. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Director’s responsibility and the Company: (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Option Shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Director’s liability for Tax-Related Items.

12. Compliance with Law. The exercise of the Option and the issuance and transfer of Option Shares shall be subject to compliance by the Company and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Option Shares may be listed. No Option Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Director understands that the Company is under no obligation to register the Option Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the following email address: steve@vogenx.com. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Company to the Committee (excluding the Director if he or she serves on the Committee) for review. The resolution of such dispute by the Committee shall be final and binding on the Director and the Company.

16. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s membership on the Board.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Director’s material rights under this Agreement without the Director’s consent.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22. Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that the Director should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Vogenx, Inc.

By:
Name:
Title:

Name: